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                              Meritage Corporation




                                 Note Agreement


                          Dated as of September 1, 1998







                       Re: $15,000,000 9.10% Senior Notes
                              Due September 1, 2005




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
                                TABLE OF CONTENTS

                          (Not a part of the Agreement)


SECTION                        HEADING                                      PAGE

SECTION 1. DESCRIPTION OF NOTES AND COMMITMENT..............................  1

        Section 1.1.  Description of Notes..................................  1
        Section 1.2.  Commitment, Closing Date..............................  2
        Section 1.3.  Several Commitments...................................  2

SECTION 2.  PREPAYMENT OF NOTES.  ..........................................  2

        Section 2.1.  Required Prepayments..................................  2
        Section 2.2.  Optional Prepayment with Premium......................  2
        Section 2.3.  Prepayment upon Change of Control.....................  3
        Section 2.4.  Notice of Optional Prepayments........................  4
        Section 2.5.  Direct Payment........................................  4

SECTION 3.  REPRESENTATIONS.  ..............................................  5

        Section 3.1.  Representations of the Company........................  5
        Section 3.2.  Representations of the Purchasers.....................  5

SECTION 4.  CLOSING CONDITIONS..............................................  6

        Section 4.1.  Conditions............................................  6
        Section 4.2.  Waiver of Conditions..................................  7

SECTION 5.  COMPANY COVENANTS...............................................  8

        Section 5.1.  Corporate Existence, Etc..............................  8
        Section 5.2.  Insurance.............................................  8
        Section 5.3.  Taxes, Claims for Labor and Materials,
                         Compliance with Laws...............................  8
        Section 5.4.  Maintenance, Etc......................................  9
        Section 5.5.  Nature of Business....................................  9
        Section 5.6.  Limitations on Indebtedness...........................  9
        Section 5.7.  Minimum Consolidated Net Worth........................  9
        Section 5.8.  Interest Incurred Coverage Ratio...................... 10
        Section 5.9.  Limitation on Land and Lots........................... 10
        Section 5.10. Limitation on Liens................................... 10
        Section 5.11. Restricted Payments................................... 12
        Section 5.12. Investments........................................... 13
        Section 5.13. Merger, Consolidation, etc............................ 14
        Section 5.14. Sale of Assets, etc................................... 14
        Section 5.15. Guaranties............................................ 15

        Section 5.16. Repurchase of Notes................................... 15
        Section 5.17. Transactions with Affiliates.......................... 15
        Section 5.18. Termination of Pension Plans.......................... 16
        Section 5.19. Reports and Rights of Inspection...................... 16
        Section 5.20. Guaranty Agreements PAGEREF........................... 19

SECTION 6.  EVENTS OF DEFAULT AND REMEDIES THEREFOR......................... 20

        Section 6.1.  Events of Default..................................... 20
        Section 6.2.  Notice to Holders..................................... 21
        Section 6.3.  Acceleration of Maturities............................ 21
        Section 6.4.  Rescission of Acceleration............................ 22

SECTION 7.  AMENDMENTS, WAIVERS AND CONSENTS................................ 22

        Section 7.1.  Consent Required...................................... 22
        Section 7.2.  Solicitation of Holders............................... 23
        Section 7.3.  Effect of Amendment or Waiver......................... 23

SECTION 8.  INTERPRETATION OF AGREEMENT; DEFINITIONS........................ 23

        Section 8.1.  Definitions........................................... 23
        Section 8.2.  Accounting Principles................................. 33
        Section 8.3.  Directly or Indirectly................................ 33

SECTION 9.  MISCELLANEOUS  ................................................. 33

        Section 9.1.  Registered Notes...................................... 33
        Section 9.2.  Exchange of Notes..................................... 33
        Section 9.3.  Loss, Theft, Etc. of Notes............................ 34
        Section 9.4.  Expenses, Stamp Tax Indemnity......................... 34
        Section 9.5.  Powers and Rights Not Waived; Remedies Cumulative..... 35
        Section 9.6.  Notices............................................... 35
        Section 9.7.  Successors and Assigns................................ 35
        Section 9.8.  Survival of Covenants and Representations............. 35
        Section 9.9.  Severability.......................................... 36
        Section 9.10. Governing Law......................................... 36
        Section 9.11. Captions.............................................. 36

Signature Page.............................................................. 37

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I  --  Names and Addresses of Note Purchasers and Amounts of
                Commitments

Schedule II --  Liens Securing Debt (including Capitalized Leases) as of July 31, 1998

Exhibit A   --  Form of 9.10% Senior Notes due September 1, 2005

Exhibit B   --  Form of Guaranty Agreement

Exhibit C   --  Representations and Warranties of the Company

Exhibit D   --  Description of Special Counsel's Closing Opinion

Exhibit E   --  Description of Closing Opinion of Counsel to the Company

Exhibit F   --  Form of Closing Opinion of special Maryland Counsel to the Company

Exhibit G   --  Subordination Provisions

                              MERITAGE CORPORATION
                      6613 North Scottsdale Road, Suite 200
                            Scottsdale, Arizona 85250


                                 NOTE AGREEMENT


                       Re: $15,000,000 9.10% Senior Notes
                              Due September 1, 2005
                       ----------------------------------

                                                                     Dated as of
                                                               September 1, 1998

To the Purchasers named
  in Schedule I to this Agreement

Ladies and Gentlemen:

         The undersigned, Meritage Corporation, a Maryland corporation (the "COMPANY"), agrees with the purchasers named in Schedule I to this Agreement (the "PURCHASERS") as follows:

SECTION 1.  DESCRIPTION OF NOTES AND COMMITMENT.

         SECTION 1.1. DESCRIPTION OF NOTES. The Company will authorize the issue and sale of $15,000,000 aggregate principal amount of its 9.10% Senior Notes (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 9.10% per annum, payable quarterly in arrears on the first day of each March, June, September and December in each year (commencing December 1,
1998) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at a rate per annum from time to time equal to the greater of (i) 11.10% or (ii) 2% over the rate of interest published by The Wall Street Journal from time to time as the prime rate or base rate on corporate loans, posted by at least a majority of the 30 largest banks in the United States of America, after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on September 1, 2005, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in ss.2 of this Agreement. Payment of the Notes shall be guaranteed by each Subsidiary of the Company under and pursuant to a Guaranty Agreement substantially in the form attached hereto as Exhibit B.

Meritage Corporation                                              Note Agreement

         SECTION 1.2. COMMITMENT, CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and such Purchaser agrees to purchase from the Company, Notes and in the principal amount set forth opposite such Purchaser's name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.

         Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Norwest Bank Arizona, N.A. in the amount of the purchase price at 10:00 A.M., Chicago, Illinois time, on October 1, 1998 (the "CLOSING DATE"). The Notes delivered to each Purchaser on the Closing Date will be delivered to such Purchaser in the form of a single registered Note being purchased in the form attached hereto as Exhibit A for the full amount of such Purchaser's purchase (unless different denominations are specified by such Purchaser), registered in such Purchaser's name or in the name of such Purchaser's nominee, all as such Purchaser may specify at any time prior to the date fixed for delivery.

         SECTION 1.3. SEVERAL COMMITMENTS. The obligations of the Purchasers shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser.

SECTION 2.  PREPAYMENT OF NOTES.

         SECTION 2.1. REQUIRED PREPAYMENTS. The Company agrees that on September 1, 2003 and September 1, 2004, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the lesser of (i) $5,000,000 or (ii) the principal amount of the Notes then outstanding. The entire remaining principal amount of the Notes shall become due and payable on September 1, 2005. No premium shall be payable in connection with any required prepayment made pursuant to this ss.2.1. For purposes of this ss.2.1, any prepayment of less than all of the outstanding Notes pursuant to ss.2.2 shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid on September 1, 2005, and then to the remaining scheduled principal payments in inverse chronological order. All payments pursuant to this ss.2.1 shall be applied on all outstanding Notes pro rata in accordance with the unpaid principal amounts of the Notes.

         SECTION 2.2. OPTIONAL PREPAYMENT WITH PREMIUM. In addition to the payments required by ss.2.1, upon compliance with ss.2.4 the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $500,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five Business Days prior to the date of such prepayment pursuant to this ss.2.2. All payments pursuant to this ss.2.2 shall be applied on all outstanding Notes pro rata in accordance with the unpaid principal amounts of the Notes.

Meritage Corporation                                              Note Agreement

         SECTION 2.3. PREPAYMENT UPON CHANGE OF CONTROL.3. The Company will give written notice to the Holders of a Change of Control (the "Control Change Notice") not less than 30 days prior to the occurrence of such Change of Control or, if later, not less than 15 days after the Company shall have obtained knowledge of such Change of Control or proposed Change of Control. The Control Change Notice shall (i) describe, to the extent known to the Company, the facts and circumstances of such Change of Control (including the Change of Control Date or proposed Change of Control Date) in reasonable detail, (ii) make reference to this ss.2.3 and the rights of the Holders to require the Company to prepay their Notes on the terms and conditions provided for herein, (iii) state that each Holder must make a declaration of its intent to have the Notes held by it prepaid, (iv) specify the date by which each Holder must respond to such Control Change Notice pursuant to this ss.2.3 in order to make such declaration (the "NOTICE CUT-OFF DATE" ), which Notice Cut-Off Date shall be the latest Business Day to occur 10 days prior to the Change of Control Date and (v) state a prepayment date for the Notes, which date shall be the first Business Day (on or after the Change of Control Date) occurring 30 days after the Control Change Notice (the "CHANGE OF CONTROL PAYMENT DATE").

         Upon the receipt of such Control Change Notice, any Holder shall have the right, upon written notice (the "PREPAYMENT NOTICE") given by such Holder on or before the Notice Cut-Off Date, of requiring prepayment of all Notes held on the Change of Control Payment Date by such Holder serving such Prepayment Notice. The Company covenants and agrees to prepay in full on the Change of Control Payment Date all Notes held by such Holder serving such Prepayment Notice to the Company.

         As used herein, the term "CHANGE OF CONTROL" shall mean each and every issue, sale or other disposition, directly or indirectly, of shares of stock of the Company which, results in any Person or group of Persons acting in concert (other than the Current Controlling Shareholders Group), legally or beneficially owning or controlling, directly or indirectly, 50% (by number of votes) or more of the Voting Stock of the Company.

         As used herein, the term "CHANGE OF CONTROL DATE" shall mean any date upon which a Change of Control shall occur.

         As used herein, the term "CURRENT CONTROLLING SHAREHOLDERS GROUP" shall mean (i) William W. Cleverly, Steven J. Hilton, John R. Landon, Robert G. Sarver and Alan Hamberlin, (ii) the spouses and lineal descendants of those persons named in clause (i), (iii) any trust with respect to which the Persons named in clauses (i) or (ii) are the sole beneficiaries, and (iv) the estates or legal representatives of the persons named in clause (i) and (ii).

         All prepayments on the Notes pursuant to this ss.2.3 shall be made by the payment of the aggregate principal amount remaining unpaid on such Notes together with all accrued interest thereon to the date of such prepayment but without premium. Any prepayment of less than all of the outstanding Notes made pursuant to this ss.2.3 shall be applied to the payment in full of the Notes held by the Holders providing a Prepayment Notice, and each scheduled prepayment of Notes pursuant to the provisions of ss.2.1 coming due thereafter shall be

Meritage Corporation                                              Note Agreement

reduced by an amount which bears the same relationship to such payment as the aggregate amount being so applied pursuant to this ss.2.3 on the Notes bears to the unpaid principal amount of the Notes immediately prior to such application, so that the amounts of the scheduled payments on each Note remaining outstanding after such application shall be unchanged by such application.

         SECTION 2.4. NOTICE OF OPTIONAL PREPAYMENTS. The Company will give notice of any prepayment of the Notes pursuant to ss.2.2 to each Holder not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of such Holder's Notes to be prepaid on such date, (iii) that a premium may be payable, (iv) the date when such premium will be calculated, (v) the estimated premium based on a calculation of the Make-Whole Amount with the Reinvestment Yield determined as of five Business Days prior to the date notice is given, and (vi) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two Business Days prior to the prepayment date specified in such notice, the Company shall provide each Holder written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

         SECTION 2.5. DIRECT PAYMENT. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by any Holder that is a Purchaser or any other Institutional Holder which has given written notice to the Company requesting that the provisions of this ss.2.5 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such Holder at its address set forth in Schedule I or such other address as such Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing.

SECTION 3.  REPRESENTATIONS.

         SECTION 3.1. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants that all representations and warranties set forth in Exhibit C are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

         SECTION 3.2. REPRESENTATIONS OF THE PURCHASERS. (a) Each Purchaser represents, and in entering into this Agreement the Company understands, that such Purchaser is acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that such Purchaser has no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of such Purchaser's property shall at all times be and remain within its control.

Meritage Corporation                                              Note Agreement

         (b) Each Purchaser acknowledges that the Notes have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act or any applicable state securities laws.

         (c) (i) Each Purchaser and each person for whose account any Notes are being acquired is an "accredited investor" within the meaning of that term in Rule 501 of Regulation D under the Securities Act; and (ii) each Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a purchase of the Notes for itself and each person for whose account it is acquiring any Notes.

         (d) Each Purchaser acknowledges receipt of, and has read and reviewed, the Confidential Private Placement Memorandum dated June 1998. Each Purchaser has received the opportunity to ask such questions of, and receive answers from, representatives of the Company, as it deems sufficient.

         (e) Each Purchaser further represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

                  (i) the  Source  is an  "insurance  company  general  account"
         within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

                  (ii) the Source is either (x) an insurance company pooled separate account, within the meaning of PTE 90 1 (issued January 29, 1990), or (y) a bank collective investment fund, within the meaning of the PTE 91 38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this subparagraph (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of
         Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling

Meritage Corporation                                              Note Agreement

         or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (x) the identity of such QPAM, and (y) the names of all employee benefit plans whose assets are included in such investment fund, have been disclosed to the Company in writing pursuant to this subparagraph (iii); or

                  (iv) the Source is a governmental plan; or

                  (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (v); or

                  (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         If such Purchaser indicates that such Purchaser is relying on any representation contained in subparagraph (ii), (iii) or (v) above, the Company shall deliver on the date of the Closing a certificate, which shall state that they are neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to subparagraph (ii), (iii) or (v) above. As used in this ss.3.2, the terms "EMPLOYEE BENEFIT PLan", "GOVERNMENTAL PLAN", "PARTY IN INTEREst" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 4.  CLOSING CONDITIONS

         SECTION 4.1. CONDITIONS. The obligation of each Purchaser to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

                  (a) CLOSING CERTIFICATE. On the Closing Date, such Purchaser shall have received a certificate dated the Closing Date, signed by the President, a Managing Director or the Chief Financial Officer of the Company and each Guarantor, the truth and accuracy of which shall be a condition to such Purchaser's obligation to purchase the Notes proposed to be sold to such Purchaser and to the effect that (i) the representations and warranties of the Company and the Guarantors set forth in Exhibit C hereto are true and correct on and with respect to the Closing Date, (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

                  (b) LEGAL OPINIONS. On the Closing Date, such Purchaser shall have received from Chapman and Cutler, who are acting as special counsel to the Purchasers in this transaction, from Snell & Wilmer LLP, counsel for the Company and the Guarantors, and from Venable, Baetjer, Howard & Civiletti, LP, special Maryland counsel to the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to such Purchaser, and covering the matters set forth in Exhibits D, E and F, respectively, hereto.

Meritage Corporation                                              Note Agreement

                  (c) RELATED TRANSACTIONS. On the Closing Date, the Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement to the other Purchasers.

                  (d) GUARANTY AGREEMENT. On the Closing Date, each Guarantor shall have executed and delivered a Guaranty Agreement and such Guaranty Agreement shall be in full force and effect.

                  (e) CERTAIN FEES. On the Closing Date, the Company shall have paid the professional fees of Chapman and Cutler, special counsel to such Purchasers.

                  (f) SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser and such Purchaser's special counsel, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

         SECTION 4.2. WAIVER OF CONDITIONS. If on the Closing Date the Company fails to tender to any Purchaser the Notes to be issued to such Purchaser on such date or if the conditions specified in ss.4.1 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in ss.4.1 have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as such Purchaser may in its sole discretion determine. Nothing in this ss.4.2 shall operate to relieve the Company of any of its obligations hereunder (other than the obligation to satisfy any such condition waived by all of the Purchasers) or to waive any Purchaser's rights against the Company.

SECTION 5.  COMPANY COVENANTS

         From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

         SECTION 5.1. CORPORATE EXISTENCE, ETC. The Company will preserve and keep in full force and effect, and (except as otherwise indicated in Annex A to Exhibit C) will cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary in all material respects to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by ss.5.13.

         SECTION 5.2. INSURANCE. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties in the same general geographical areas in which the Company or such Subsidiary operate.

Meritage Corporation                                              Note Agreement

         SECTION 5.3. TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary; provided, however, that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will comply and will cause each Subsidiary to comply with all contracts to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound, and all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which or failure to comply with which could materially and adversely affect the financial condition or financial prospects of the Company and its Subsidiaries taken as a whole or would result in any Lien not permitted under ss.5.11.

         SECTION 5.4. MAINTENANCE, ETC. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained; provided that this covenant relates only to the working order and condition of such properties and shall not be construed as a covenant not to dispose of properties.

         SECTION 5.5. NATURE OF BUSINESS. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

         SECTION 5.6. LIMITATIONS ON INDEBTEDNESS. (A) CONSOLIDATED DEBT. The Company will not, and will not permit any Subsidiary to, create, assume or incur or in any manner become liable in respect of any Debt at any time during any period BEGINNING UPON the end of a fiscal quarter of the Company as of which Consolidated Debt exceeded the percentage of Total Capitalization specified below opposite the period within which such fiscal quarter ends and ending with the first fiscal quarter of the Company thereafter as of which Consolidated Debt

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Meritage Corporation                                              Note Agreement

was less than or equal to the percentage of Total Capitalization specified below opposite the period within which such fiscal quarter ends:

                     PERIOD                           PERCENTAGE

               Until January 1, 2000                     70%

               2000                                      65%

               Thereafter                                60%

         (b) PRIORITY DEBT. The Company will not, and will not permit any Subsidiary to, create, assume or incur or in any manner become liable in respect of any Priority Debt if, after giving effect thereto and to the application of the proceeds thereof, Priority Debt would exceed 15% of Consolidated Net Worth.

         SECTION 5.7. MINIMUM CONSOLIDATED NET WORTH. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of (i) $35,000,000 PLUS (ii) 50% of positive Consolidated Net Income determined on a cumulative basis for each full fiscal quarter commencing with the fiscal quarter ending December 31, 1998 to and including September 30, 2002 and 35% of positive Consolidated Net Income determine on a cumulative basis for each full fiscal quarter thereafter (it being agreed, for the purposes of this clause (ii), that, in the event Consolidated Net Income is a deficit figure for any such fiscal quarter, the minimum amount of Consolidated Net Worth required to be maintained under this ss.5.7 shall not be reduced).

         SECTION 5.8. INTEREST INCURRED COVERAGE RATIO. The Company will keep and maintain the ratio of Net Income Available for Interest Incurred to Interest Incurred (determined as of the end of each fiscal quarter) for any four fiscal quarters selected by the Company out of the immediately preceding five consecutive fiscal quarters at (i) not less than 2.25 to 1.00 during the period from the Closing Date to December 31, 1998 and (ii) not less than 2.50 to 1.00 for each fiscal quarter thereafter.

         SECTION  5.9.  LIMITATION  ON LAND AND LOTS.  The Company will not, and will not permit any Subsidiary, to purchase or acquire land or lots for development unless at the time of such purchase or acquisition, and after giving effect thereto, the total inventory of all land (including land under development) of the Company and its Subsidiaries is less than 45% of Consolidated Assets; PROVIDED, HOWEVER, that this ss.5.9 does not apply to (i) Finished Lots and (ii) acquisitions under so called "rolling lot option programs." For the purposes of this ss.5.9, all land acquired by the Company or its Subsidiaries under non-recourse mortgages will be accounted for by including only the net investment (book cost less non-recourse mortgage debt) made by the Company or its Subsidiaries in the land so acquired.

         SECTION 5.10. LIMITATION ON LIENS. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for

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Meritage Corporation                                              Note Agreement

the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by ss.5.3;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, PROVIDED that the Company or such Subsidiary maintains any and all reserves which may be required under GAAP in connection with any claims secured by such Liens described in this ss.5.10(b);

                  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature; PROVIDED that (i) all of such Liens described in this ss.5.10(c) are incurred in the ordinary course of business and not in connection with the borrowing of money; and (ii) in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries, or which do not materially impair their use in the operation of the business of the Company and its Subsidiaries;

                  (e) Liens securing Indebtedness of a Subsidiary to the Company or to another Subsidiary;

                  (f) Liens  existing as of the Closing  Date and  reflected  in
         Schedule II hereto and any renewals or replacements thereof provided that such renewals or replacements do not encumber additional property or secure obligations in an amount in excess of the amount secured immediately preceding such renewal or replacement;

                  (g) Liens on inventory securing Non-Recourse Debt of the Company or any Subsidiary;

                  (h) Liens  incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed or capital assets (which shall, in any event,

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Meritage Corporation                                              Note Agreement

         exclude Total Inventory) useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such fixed or capital assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such fixed or capital assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed or capital assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, PROVIDED that (i) the Lien shall attach solely to the fixed or capital assets acquired or purchased, (ii) at the time of acquisition of such fixed or capital assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed or capital assets whether or not assumed by the Company or a Subsidiary shall not exceed an amount equal to 80% (or 100% in the case of Capitalized Leases) of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed or capital assets (as determined in good faith by the Board of Directors of the Company), and (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in ss.5.6; and

                  (i) Liens securing borrowings under Working Capital Facilities incurred within the limitations of ss.5.6(a);

                  (j) Liens on property of or assets of a business that is acquired by the Company and becomes a Subsidiary; and

                  (k) in addition to the Liens permitted by the preceding subparagraphs (a) through (j), inclusive, of this ss.5.10, Liens securing Debt of the Company or its Subsidiaries, PROVIDED that Priority Debt of the Company and its Subsidiaries shall not exceed 15% of Consolidated Net Worth.

         SECTION 5.11. RESTRICTED PAYMENTS. The Company will not except as hereinafter provided:

                  (a) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock);

                  (b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire, for value, any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

                  (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being herein collectively called "RESTRICTED PAYMENTS"), if after giving effect thereto any Event of Default shall have

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Meritage Corporation                                              Note Agreement

occurred and be continuing or the sum of (i) all Restricted Payments and (ii) the aggregate amount of all Restricted Investments made by the Company or any Subsidiary during said period would exceed the sum of (x) $5,000,000, plus (y) 50% of Consolidated Net Income for such period, computed on a cumulative basis during the period from the Closing Date to December 31, 2002 and 65% of Consolidated Net Income earned on or after January 1, 2003 (reduced by 100% of any deficit in Consolidated Net Income during such period), plus (z) proceeds from the sale of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock.

         The  Company  will  not  declare  any  dividend  which   constitutes  a
Restricted Payment payable more than 60 days after the date of declaration thereof.

         For the purposes of this ss.5.11, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

         SECTION 5.12. INVESTMENTS. The Company will not, and will not permit any Subsidiary to, make any Investments, other than:

                  (a) Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a Person which, after giving effect to such Investment, will become a Subsidiary;

                  (b) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Service, Inc. or other nationally recognized credit rating agency of similar standing;

                  (c) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof;

                  (d) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Subsidiary, rated AA or better by Standard & Poor's Corporation or Aa or better by Moody's Investors Service, Inc.;

                  (e) loans or advances in the usual and ordinary course of business to officers, directors and employees not exceeding 5% of Consolidated Net Worth in the aggregate at any time outstanding;

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Meritage Corporation                                              Note Agreement

                  (f) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

                  (g) Investments in joint ventures to acquire and develop land, not to exceed 25% of Consolidated Net Worth; and

                  (h) other Investments (in addition to those permitted by the foregoing provisions of this ss.5.12), PROVIDed that (i) all such other Investments shall have been made out of funds available for Restricted Payments which the Company or any Subsidiary would then be permitted to make in accordance with the provisions of ss.5.12 and (ii) after giving effect to such other Investments, no Event of Default shall have occurred and be continuing.

         In valuing any Investments for the purpose of applying the limitations set forth in this ss.5.12, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

         For purposes of this ss.5.12, at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

         SECTION 5.13. MERGER, CONSOLIDATION, ETC. The Company will not consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to Holders holding at least 51% of the unpaid principal amount of the Notes), and the Company shall have caused to be delivered to each Holder an opinion of Snell & Wilmer, L.L.P or other nationally recognized independent counsel reasonably satisfactory to Holders holding at least 51% of the unpaid principal amount of the Notes, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                  (c) immediately after giving effect to such transaction:

                        (i) no Default or Event of Default would exist, and

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Meritage Corporation                                              Note Agreement

                        (ii) the Successor Corporation would be permitted by the
                  provisions of ss.5.6 hereof to incur at least $1.00 of additional Debt owing to a Person other than a Subsidiary of the Successor Corporation.

         No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

         SECTION 5.14. SALE OF ASSETS, ETC. Except as permitted under ss.5.13 the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

            (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary; and

            (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

            (c) immediately after giving effect to the Asset Disposition,

                  (i) the Disposition Value of all property that was the subject of any Asset Disposition occurring in the then current fiscal year of the Company would not exceed 10% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company, and

                  (ii) the Disposition Value of all property that was the subject of any Asset Disposition occurring on or after the Closing Date would not exceed 25% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company.

If the Net Proceeds Amount for any Transfer is applied to a Property Reinvestment Application within 12 months before or after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection
(c) of this Section as of any date, shall be deemed not to be an Asset Disposition.

         SECTION 5.15. GUARANTIES. The Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except Guaranties of Indebtedness that is outstanding on the date hereof and is reflected in
Schedule II hereto or that is incurred in compliance with the provisions of this Agreement.

         SECTION 5.16. REPURCHASE OF NOTES. Neither the Company nor any Subsidiary or Affiliate controlled by the Company, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company or any Subsidiary repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without

                                      -14-
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Meritage Corporation                                              Note Agreement

limiting the foregoing, upon the repurchase or other acquisition of any Notes by any Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect hereto, including, without limitation, ss.6.3, ss.6.4 and ss.7.1.

         SECTION 5.17. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (known to the Company) (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any such Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         SECTION 5.18. TERMINATION OF PENSION PLANS. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

         SECTION 5.19. REPORTS AND RIGHTS OF INSPECTION. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Holders pursuant to this ss.5.19 and concurred in by the independent public accountants referred to in ss.5.19(b) hereof), and will furnish to each Institutional Holder (in duplicate if so specified below or otherwise requested):

            (a) QUARTERLY STATEMENTS. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                  (1) consolidated balance sheets of the Company and its consolidated subsidiaries, as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                  (2) consolidated statements of earnings of the Company and its consolidated subsidiaries, for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                  (3) consolidated statements of cash flows of the Company and its consolidated subsidiaries, for the portion of the fiscal year ending with such quarterly fiscal period, setting

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Meritage Corporation                                              Note Agreement

            forth  in  comparative  form  the   consolidated   figures  for  the
            corresponding period of the preceding fiscal year,

all in reasonable detail and certified by an authorized financial officer of the Company as fairly presenting in all material respects the consolidated financial position of the Company and its subsidiaries, as of the end of the fiscal period being reported on, and the consolidated results of the operations and cash flows for said fiscal period;

            (b) ANNUAL STATEMENTS. As soon as available and in any event within 105 days after the close of each fiscal year of the Company, copies of:

                  (1) consolidated balance sheets of the Company and its consolidated subsidiaries as of the close of such fiscal year, and

                  (2)  consolidated  statements  of earnings  and  stockholders'
            equity  and  cash  flows  of  the  Company   and  its   consolidated
            subsidiaries for such fiscal year,

      in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the end of the fiscal year being reported on, and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

            (c) AUDIT REPORTS. Promptly upon receipt thereof, one copy of any interim or special audit made by independent accountants of the books of the Company or any consolidated subsidiary and any management letter received from such accountants;

            (d) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any consolidated subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceeding to which the Company or any of its consolidated subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its consolidated subsidiaries which, if determined adversely to the Company or such subsidiary, might have a material and adverse effect on the financial condition or prospects of the Company and its subsidiaries taken as a whole;

Meritage Corporation                                              Note Agreement

            (e) ERISA REPORTS. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan subject to Title IV of ERISA; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan subject to Title IV of ERISA; (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

            (f) OFFICER'S CERTIFICATES. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of ss.5.6 through ss.5.14 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

            (g) ACCOUNTANT'S CERTIFICATES. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

            (h) CONSOLIDATING STATEMENTS. If any financial statements delivered by the Company responsive to the requirements of paragraph (b) above include any consolidated subsidiary which is not a Subsidiary, the Company shall, within the period allowed for the delivery of such financial statements pursuant to paragraph (b) deliver a consolidating balance sheet and income statement identifying each such subsidiary which is not a Subsidiary; and

            (i) REQUESTED INFORMATION. With reasonable promptness, such other data and information as any Holder may reasonably request.

Without limiting the foregoing, the Company will permit each Institutional Holder (or such Persons as such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company

Meritage Corporation                                              Note Agreement

or any Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with any Institutional Holder the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

         To the extent that the Company remains subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Company may provide its reports on Form 10 Q and 10 K in satisfaction of the requirements of paragraphs (a) and (b) of this Section, so long as said reports meet the requirements of said paragraph.

         For the purposes of this paragraph, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any consolidated subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under ss.5.19 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph as though it were a party to this Agreement.

Meritage Corporation                                              Note Agreement

         SECTION 5.20. GUARANTY AGREEMENTS. Within 10 days after the formation or acquisition of any Subsidiary hereafter, the Company will cause such
Subsidiary to execute and deliver to each Holder a Guaranty Agreement substantially in the form attached hereto as Exhibit B.

SECTION 6.  EVENTS OF DEFAULT AND REMEDIES THEREFOR.

         SECTION 6.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "EVENT OF DEFAULT" as such term is used herein:

            (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days; or

            (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in ss.2.1; or

            (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

            (d) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Debt (other than the Notes) having a principal amount in aggregate in excess of $3,000,000 of the Company or any Subsidiary and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

            (e) Default or the happening of any event (other than a Change of Control) shall occur under any indenture, agreement or other instrument under which any Debt having a principal amount in aggregate in excess of $3,000,000 of the Company or any Subsidiary may be issued and such default or event shall continue beyond the period of grace, if any, allowed with respect thereto, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or

            (f) Default shall occur in the observance or performance of any covenant or agreement contained in ss.5.5 through ss.5.14 which is not remedied within 5 days after a senior officer of the Company becomes aware of the occurrence of such Default; or

            (g) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which a senior officer of the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by any Holder; or

            (h) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue or

Meritage Corporation                                              Note Agreement

      misleading in any material respect as of the date of the issuance or making thereof; or

            (i) Final judgment or judgments for the payment of money aggregating in excess of $500,000 is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

            (j) A custodian, liquidator, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or

            (k) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Subsidiary or for the major part of the property of either; or

            (l) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary, and if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 60 days after such institution, or the Company or any Subsidiary takes any action in furtherance thereof.

         SECTION 6.2. NOTICE TO HOLDERS. When any Event of Default described in the foregoing ss.6.1 has occurred, or if any Holder or the holder of any other evidence of Debt of the Company having a principal amount in excess of $3,000,000 gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within five Business Days of such event to all Holders.

         SECTION 6.3. ACCELERATION OF MATURITIES. When any Event of Default described in paragraph (a), (b) or (c) of ss.6.1 has happened and is continuing, any Holder may, and when any Event of Default described in paragraphs (d) through (i), inclusive, of said ss.6.1 has happened and is continuing, any Holder or Holders of 25% or more of the principal amount of the Notes at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued (including all interest accrued at any applicable overdue rate) on all Notes held by such Holder or Holders to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j), (k) or (l) of ss.6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the Holders of such Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law (except in the case of acceleration pursuant to paragraphs (j), (k) or (l) of ss.6.1),

Meritage Corporation                                              Note Agreement

an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which any Notes shall so become due and payable.

         No course of dealing on the part of any Holder nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to each Holder all reasonable costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Holder's attorneys for all services rendered in connection therewith.

         SECTION 6.4. RESCISSION OF ACCELERATION. The provisions of ss.6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through
(i), inclusive, of ss.6.1, the holders of 66 2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof with respect to the Notes held by such Holder or Holders, PROVIDED that at the time such declaration is annulled and rescinded:

            (a) no judgment or decree has been entered for the payment of any monies due pursuant to the subject Notes or this Agreement;

            (b) all arrears of interest upon such Notes and all other sums payable under such Notes and under this Agreement (except any principal, interest or premium on such Notes which has become due and payable solely by reason of such declaration under ss.6.3) shall have been duly paid; and

            (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to ss.7.1;

and PROVIDED FURTHER, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS.

         SECTION 7.1. CONSENT REQUIRED. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Holders holding at least 66 2/3% in aggregate principal amount of the outstanding Notes; provided that without the written consent of all of the Holders, no such amendment or waiver shall be effective
(i) which will change the time of payment (including any prepayment required by ss.2.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will

Meritage Corporation                                              Note Agreement

change the percentage of Holders required to consent to any such amendment or waiver of any of the provisions of this ss.7 or ss.6.

         SECTION 7.2. SOLICITATION OF HOLDERS. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Holder (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto a reasonable period of time before such amendment is concluded. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder as consideration for or as an inducement to entering into by any Holder of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to all Holders.

         SECTION 7.3. EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Company, whether or not any Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8. INTERPRETATION OF AGREEMENT; DEFINITIONS.

         SECTION 8.1. DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "AFFILIATE" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "ASSET DISPOSITION" means any Transfer except:

            (a) any

                  (i)  Transfer   from  a   Subsidiary   to  the  Company  or  a
            Wholly-Owned Subsidiary;

                  (ii) Transfer from the Company to a  Wholly-Owned  Subsidiary;
            and

Meritage Corporation                                              Note Agreement

                  (iii) Transfer from the Company to a Subsidiary  (other than a
            Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary (other than a Wholly-Owned Subsidiary), which in either case is for Fair Market Value,

      so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

            (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in Phoenix, Arizona or New York, New York are required by law to close or are customarily closed.

         "CAPITALIZED LEASE" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "CAPITALIZED RENTALS" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMPANY" shall mean Meritage Corporation, a Maryland corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Meritage Corporation.

         "CONSOLIDATED ASSETS" shall mean as of the date of any determination thereof the total amount of assets of the Company and its Subsidiaries determined on a consolidated basis.

         "CONSOLIDATED DEBT" shall mean, as of the date of any determination thereof, all Debt of the Company and its Subsidiaries determined on a consolidated basis eliminating intercompany items.

         "CONSOLIDATED NET INCOME" for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

            (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses or any other items which are treated as "extraordinary items" in accordance with GAAP;

Meritage Corporation                                              Note Agreement

            (b) the proceeds of any life insurance policy;

            (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

            (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such corporation prior to the date of such acquisition;

            (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;

            (f) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

            (g) any portion of the net earnings of any Subsidiary which for any legal or contractual reason is unavailable for payment of dividends to the Company or any other Subsidiary;

            (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

            (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; and

            (j) any gain arising from the acquisition of any Securities of the Company or any Subsidiary.

          "CONSOLIDATED   NET   WORTH"   shall  mean  as  of  the  date  of  any
determination thereof (i) stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP on a consolidated basis plus
(ii) to the extent not otherwise included in clause (i), permanent preferred stock of the Company which is not subject to any scheduled or mandatory redemptions, re-purchases, puts or other similar obligations.

         "CONVERTIBLE SUBORDINATED DEBENTURES" shall mean all unsecured Debt of the Company which is convertible into common stock of the Company and which shall contain or have applicable thereto subordination provisions substantially in the form set forth in Exhibit G attached hereto providing for the subordination thereof to other Debt of the Company, including, without limitation, the Notes, or such other provisions as may be approved in writing by the Holders holding not less than 66 2/3% in aggregate principal amount of the outstanding Notes.

Meritage Corporation                                              Note Agreement

         "DEBT" of any Person shall mean and include

            (i) all Indebtedness of such Person for borrowed money evidenced by notes, bonds, debentures or similar evidences of indebtedness of such Person,

            (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligation including, without limitation, obligations secured by Liens arising from the sale or transfer of notes or accounts receivable,

            (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property including, without limitation, obligations secured by Liens arising from the sale or transfer of notes or accounts receivable, but, in all events, excluding trade payables and accrued expenses constituting current liabilities,

            (iv) Capitalized Rentals,

            (v) Guaranties of such Person of obligations of others of the type described in clauses (i), (ii), (iii) or (iv) hereinabove,

            (vi) Take-or-Pay Obligations, and

            (vii) reimbursement obligations of such Person in respect of letters of credit other than letters of credit described in clause (b) below.

         "DEBT" shall not, in any event, include (a) trade payables incurred in the ordinary course of business, (b) commercial payment and performance bonds or letters of credit issued in lieu thereof, including letters of credit issued to land banks, (c) land acquisition options and deposits in connection therewith of such Person and home buyers' deposits, (d) Non-Recourse Debt financing inventory, and (e) Convertible Subordinated Debentures in an aggregate principal amount up to $20,000,000.

         "DEFAULT" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "DISPOSITION VALUE" means, at any time, with respect to any property

            (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

            (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are

Meritage Corporation                                              Note Agreement

      so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA AFFILIATE" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001(b)(1) of ERISA.

         "EVENT OF DEFAULT" shall have the meaning set forth in ss.6.1.

         "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "FINISHED LOTS" shall mean and include, as of the date of any determination thereof, all finished lots, land contracts in respect of finished lots and deposits thereon of the Company and its Subsidiaries.

         "GAAP" shall mean generally accepted accounting principles at the time in the United States.

         "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of the Indebtedness, or (iv) otherwise to assure the owner of the Indebtedness of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed.

         "GUARANTORS" shall mean the Subsidiaries of the Company named as Guarantors in the Guaranty Agreement.

Meritage Corporation                                              Note Agreement

         "GUARANTY AGREEMENT" shall mean the Guaranty Agreement substantially in the form attached hereto as Exhibit B.

         "HOLDER" shall mean any Person which is, at the time of reference, the registered Holder of any Note (other than the Company or any Subsidiary).

         "INDEBTEDNESS" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include Debt.

         "INSTITUTIONAL HOLDER" shall mean any Holder (including any nominee) which is a Purchaser or an insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor, financial institution or fund.

         "INTEREST INCURRED" for any period shall mean on a consolidated basis all interest incurred or accrued and all amortization of debt discount and expense on any particular Indebtedness (including the interest component of Rentals on Capitalized Leases) for which such calculations are being made. Computations of Interest Incurred on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

         "INVESTMENTS" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; PROVIDED, HOWEVER, that "INVESTMENTS" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         "LIEN" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED THAT the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

Meritage Corporation                                              Note Agreement

         "CALLED PRINCIPAL" means, with respect to any Note, that portion of the principal of such Note that is to be prepaid pursuant to ss.2.2 or has become or is declared to be immediately due and payable pursuant to ss.6.3, as the context requires.

         "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 1.00% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the fifth Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
(ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

         "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the

Meritage Corporation                                              Note Agreement

amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to ss.2.2 or ss.6.3.

         "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to ss.2.2 or has become or is declared to be immediately due and payable pursuant to ss.6.3, as the context requires.

         "MINORITY INTERESTS" shall mean any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "MULTIEMPLOYER PLAN" shall have the same meaning as in ERISA.

         "NET INCOME AVAILABLE FOR INTEREST INCURRED" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period and (iii) interest included in cost of sales and interest expensed directly in the income statement of the Company and its Subsidiaries during such period plus amortization.

         "NET PROCEEDS AMOUNT" means, with respect to any Transfer of any Property by any Person, an amount equal to the difference of

            (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

            (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

          "NON-RECOURSE DEBT" shall mean all obligations of the Company and its Subsidiaries secured by real property whereunder the rights and remedies of the holder of such obligations are expressly limited to real property securing such obligations and to no other obligations or general credit of the obligor.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

Meritage Corporation                                              Note Agreement

         "PLAN" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "PRIORITY DEBT" shall mean (without duplication) (i) Consolidated Debt of the Subsidiaries of the Company, excluding Working Capital Facilities and Non-Recourse Debt, and (ii) all secured Consolidated Debt, excluding Debt secured by Liens permitted under ss.5.10(g) and (i).

         "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary to be used in the ordinary course of business of such Person.

         "PURCHASERS" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "RENTALS" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "REPORTABLE EVENT" shall have the same meaning as in ERISA.

         "RESTRICTED  INVESTMENTS"  shall  mean  all  Investments,   other  than
Investments described in clauses (a) through (g) of ss.5.12.

         "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "SENIOR SUBORDINATED NOTES" shall mean the 13% Senior Subordinated Notes due 2001 of Monterey Management, Inc. issued under and pursuant to the Indenture dated as of October 17, 1994, as amended and supplemented.

         The term "SUBSIDIARY" shall mean as to any particular parent corporation any business entity of which (i) in the case of any corporation, more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation and (ii) in the case of any partnership or limited liability company, a partnership or limited liability company equity interest which constitutes more than 50% of each classification of partnership or limited liability company equity and which permits the owner, directly or indirectly, to direct the management of such partnership or limited liability company shall be owned by such parent

Meritage Corporation                                              Note Agreement

corporation. The term "SUBSIDIARY" shall mean any business entity of which (i) in the case of any corporation, more than 80% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by the Company and its Subsidiaries and (ii) in the case of any partnership or limited liability company, a partnership or limited liability company equity interest which constitutes more than 80% of each classification of partnership or limited liability company equity and which permits the owner, directly or indirectly, to direct the management of such partnership or limited liability company shall be owned by the Company or its Subsidiaries.

         "SUBSIDIARY STOCK" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

         "TAKE-OR-PAY OBLIGATIONS" shall mean all obligations of a Person under contracts or other agreements whereunder such Person agrees to lease or purchase property, assets or services and to pay for such lease or purchase regardless of whether such Person actually receives, takes or otherwise accrues the benefit of any such property, assets or services.

         "TOTAL CAPITALIZATION" shall mean the sum of (i) Consolidated Debt plus
(ii) Consolidated Net Worth.

         "TOTAL INVENTORY" shall mean and include, as of the date of any determination thereof, all lots, land, land improvements, construction in progress, model homes, purchase contracts, deposits and capitalized interests of the Company or any Subsidiary together with any other amounts indicated as inventories in the then most recent consolidated balance sheet of the Company and its Subsidiaries.

         "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

         "VOTING STOCK" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "WHOLLY-OWNED" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

         "WORKING CAPITAL FACILITIES" shall mean loans by banks, trust companies, savings and loans or credit companies to the Company or its Subsidiaries the net proceeds of which are applied to finance the acquisition of

Meritage Corporation                                              Note Agreement

real property and the construction of single family homes thereon as part of Total Inventory anticipated to be sold in the ordinary course of business.

         SECTION 8.2. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         SECTION 8.3. DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9. MISCELLANEOUS.

         SECTION 9.1. REGISTERED NOTES. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register") and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any
Note issued pursuant to this Agreement.

         At any time and from time to time any Holder which has been duly registered as hereinabove provided may transfer its Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or its attorney duly authorized in writing.

         The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof and a Holder for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered Holder.

         SECTION 9.2. EXCHANGE OF NOTES. At any time and from time to time, upon surrender of any Note at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $500,000 or any amount in excess thereof as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

         SECTION 9.3. LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Holder

Meritage Corporation                                              Note Agreement

thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If an Institutional Holder is the owner of any such lost, stolen or destroyed Note, then its unsecured agreement of indemnity accompanied by the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note.

         SECTION 9.4. EXPENSES, STAMP TAX INDEMNITY. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the Purchasers' reasonable out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, special counsel to the Purchasers, duplicating and printing costs and charges for shipping the Notes, adequately insured to each Purchaser's home office or at such other place as such Purchaser may designate, and all such expenses of the Holders relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save each Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify each Holder against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. You hereby represent and warrant to the Company that you have not retained any broker in connection with the transactions contemplated by this Agreement and that you have not dealt with any investment banker other than SBC Warburg Dillon Read Inc. and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated. The Company agrees, to the extent permitted by applicable law, to pay and indemnify each Holder against any reasonable costs and expenses, including attorneys' fees and disbursements, incurred by such Holder in evaluating (in connection with any investigation, litigation or other proceeding involving the Company (including, without limitation, any threatened investigation or proceeding) relating to this Agreement or the Notes) and enforcing any rights or remedies under this Agreement or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Holder's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. Without limiting the foregoing, to the extent permitted by applicable law, the Company also will pay the reasonable fees, expenses and disbursements of an investment bank or other firm acting as financial adviser to the Holders following the occurrence and during the continuance of a Default or an Event of Default or in connection with any such amendment or waiver proposed in connection with any potential Default or Event of Default or any workout, restructuring or similar negotiations relating to the Notes. The obligations of the Company under this ss.9.4 shall survive the transfer of any Note or portion thereof or interest therein by any Holder and the payment of any Note.

         SECTION 9.5. POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of

Meritage Corporation                                              Note Agreement

the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to, and are not exclusive of, any rights or remedies any such Holder would otherwise have.

         SECTION 9.6. NOTICES. All communications provided for hereunder shall be in writing and, if to a Holder, delivered or mailed prepaid by first class mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at its address appearing on Schedule I to this Agreement or such other address as any Holder may designate to the Company in writing, and if to the Company, delivered or mailed by first class mail or overnight air courier, or by facsimile communication, to the Company at 6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85250, Attention: Chief Financial Officer or to such other address as the Company may in writing designate to the Holders; PROVIDED, HOWEVER, that a notice to a Holder by overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with this Section, and a notice to such Holder by facsimile communication shall only be effective if made by confirmed transmission to such Holder at a telephone number designated for such purpose in accordance with this Section, or, in either case, as any Holder may designate to the Company in writing.

         SECTION 9.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Purchaser and its successors and assigns, including each successive Holder; PROVIDED, HOWEVER, that the Company cannot assign any of its rights or delegate any of its responsibilities under this Agreement.

         SECTION 9.8. SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

         SECTION 9.9. SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

         SECTION 9.10. GOVERNING LAW. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Arizona law.

         SECTION 9.11. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Meritage Corporation                                              Note Agreement

         The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                            MERITAGE CORPORATION

                                            By /s/ Larry W. Seay
                                              ----------------------------------
                                            Printed Name: Larry W. Seay
                                                         -----------------------
                                            Its:  VP
                                                --------------------------------


Meritage Corporation
6613 North Scottsdale Road, Suite 200
Scottsdale, Arizona  85250
Attention:  Chief Financial Officer
Telefacsimile:  (602) 998-9162
Confirmation:  (602) 998-8700

Meritage Corporation                                              Note Agreement


Accepted as of September 1, 1998


                                           MASSACHUSETTS MUTUAL LIFE INSURANCE
                                           COMPANY


                                           By /s/ Mark A. Ahmed
                                             -----------------------------------
                                           Printed Name: Mark A. Ahmed
                                                        ------------------------
                                           Its:  Managing Partner
                                               ---------------------------------


                                           MASSMUTUAL HIGH YIELD PARTNERS II LLC
                                           BY:  HYP MANAGEMENT, INC., AS
                                                MANAGING MEMBER


                                           By /s/ Mark A. Ahmed
                                             -----------------------------------
                                           Printed Name: Mark A. Ahmed
                                                        ------------------------
                                           Its: Vice President
                                               ---------------------------------


                                           CM LIFE INSURANCE COMPANY


                                           By /s/ Mark A. Ahmed
                                             -----------------------------------
                                           Printed Name: Mark A. Ahmed
                                                        ------------------------
                                           Its: Investment Officer
                                               ---------------------------------


                                           BAYSTATE HEALTH SYSTEMS, INC.

                                           BY: MASSACHUSETTS MUTUAL LIFE
                                               INSURANCE COMPANY, AS
                                               INVESTMENT ADVISER


                                           By /s/ Mark A. Ahmed
                                             -----------------------------------
                                           Printed Name: Mark A. Ahmed
                                                        ------------------------
                                           Its:  Managing Partner
                                               ---------------------------------

                                                       PRINCIPAL AMOUNTS OF
           NAME AND ADDRESS                                NOTES TO BE
             OF PURCHASER                                   PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE                         $2,000,000
  COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division
Richard C. Morrison, Managing Director

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Meritage Corporation, 9.10% Senior Notes due 2005, PPN 612502 A* 5, principal, premium or interest") to:

         Chase Manhattan Bank, N.A
         4 Chase MetroTech Center
         New York, New York  10081
         ABA #021000021

         For MassMutual IFM Non-Traditional
         Account No. 910-2509073
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850




                                   SCHEDULE I
                               (to Note Agreement)

                                                       PRINCIPAL AMOUNTS OF
        NAME AND ADDRESS                                   NOTES TO BE
          OF PURCHASER                                      PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE                         $7,250,000
  COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division
Richard C. Morrison, Managing Director

         Payments

         All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Meritage Corporation, 9.10% Senior Notes due 2005, PPN 612502 A* 5, principal, premium or interest") to:

         Citibank, N.A.
         111 Wall Street
         New York,  New York  10043
         ABA #021000089

         For MassMutual Long Term Pool
         Account No. 4067-3488
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                      PRINCIPAL AMOUNTS OF
           NAME AND ADDRESS                               NOTES TO BE
             OF PURCHASER                                  PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE                       $1,500,000
  COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division
Richard C. Morrison, Managing Director

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Meritage Corporation, 9.10% Senior Notes due 2005, PPN 612502 A* 5, principal, premium or interest") to:

         Chase Manhattan Bank, N.A
         4 Chase MetroTech Center
         New York, New York  10081
         ABA #021000021

         For MassMutual Pension Management
         Account No. 910-2594018
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                      PRINCIPAL AMOUNTS OF
           NAME AND ADDRESS                               NOTES TO BE
             OF PURCHASER                                  PURCHASED

MASSMUTUAL HIGH YIELD PARTNERS II LLP                     $3,500,000
c/o HYP Management, Inc.
1295 State Street
Springfield, Massachusetts  01111
Attention:  Roger Crandall/Wallace Rodger

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Meritage Corporation, 9.10% Senior Notes due 2005, PPN 612502 A* 5, principal, premium or interest") to:

         Citibank, N.A.
         111 Wall Street
         New York,  New York  10043
         ABA #021000089

         Concentration Account 36112805
         Re:  Mass Mutual High Yield Partners
         Name of Security/CUSIP Number

With telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  Gerlach & Co.

Taxpayer I.D. Number:  04-3325219

                                                      PRINCIPAL AMOUNTS OF
        NAME AND ADDRESS                                  NOTES TO BE
          OF PURCHASER                                     PURCHASED

CM LIFE INSURANCE COMPANY                                  $250,000
c/o Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division
Richard C. Morrison, Managing Director

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Meritage Corporation, 9.10% Senior Notes due 2005, PPN 612502 A* 5, principal, premium or interest") to:

         Citibank, N.A.
         111 Wall Street
         New York,  New York  10043
         ABA #021000089

         For Segment 43 - Universal Life
         Account No. 4068-6561
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-1041383

                                                        PRINCIPAL AMOUNTS OF
          NAME AND ADDRESS                                  NOTES TO BE
            OF PURCHASER                                     PURCHASED

BAYSTATE HEALTH SYSTEMS, INC.                                $500,000
c/o Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division
Richard C. Morrison, Managing Director

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Meritage Corporation, 9.10% Senior Notes due 2005, PPN 612502 A* 5, principal, premium or interest") to:

         Boston Safe Deposit and Trust Company
         ABA No. 011001234
         DDA No. 048771
         Ref:  Baystate Health Systems Intermediate Aggregate
         A/C #BPOF3001002
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued: MAC & Co.

Taxpayer I.D. Number:  04-2105941

                               LIENS SECURING DEBT
                         (INCLUDING CAPITALIZED LEASES)
                              AS OF AUGUST 31, 1998

1.  DEBT

                              COMMITMENT BALANCE
                              ------------------
           LENDER             OUTSTANDING BALANCE       DUE DATE           COLLATERAL
Norwest/Bank One                                       12/18/1998     Substantially all housing
Revolving Construction           $30,000,000                          inventory in Arizona
Facility                         $18,013,070

Norwest/Bank One                 $20,000,000 Guidance   Various       Various finished lots and
A&D Guidance Facility            $ 4,135,429                          lots under development
                                                                      in Arizona

Guaranty Federal                 $50,000,000            7/31/1999     Substantially all housing
Revolving Construction           $15,667,231                          inventory in Texas
Facility

ComPAS Bank                      $ 1,060,000            4/30/2000     91 Finished Lots in
                                 $ 1,060,000                          Brighton Subdivision

ComPAS Bank                      $ 3,480,000            7/13/2000     188 lots under
                                 $ 1,543,000                          development in Leland
                                                                      Crest Subdivision

Guaranty of Bank of the West     $ 3,038,410           11/20/1998     Livermore Venture
Debt of Livermore Venture        $ 1,202,857                          Leasing and Land
                                                                      Inventory

Chase Automotive                 $    44,066            9/04/2001     1997 Jaguar
                                 $    44,066

2.  CAPITALIZED LEASES

    None

                                   SCHEDULE II
                               (to Note Agreement)

                              MERITAGE CORPORATION

                               9.10% Senior Notes
                              Due September 1, 2005

                                PPN: 612502 A* 5

No. R-

$                                                                        , 19
 --------------                                               -----------    --

         Meritage Corporation, a Maryland corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                       on the first day of September, 2005
                             the principal amount of

                                                             Dollars ($        )

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 9.10% per annum from the date hereof until maturity, payable quarterly in arrears on the first day of each March, June, September and December in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at a rate per annum from time to time equal to the greater of (i) 11.10% or (ii) 2% over the rate of interest published by The Wall Street Journal from time to time as the prime rate or base rate on corporate loans, posted by at least a majority of the 30 largest banks in the United States of America, after the due date, whether by acceleration or otherwise, until paid. Subject to the provisions of ss.2.5 of the Note Agreement referred to below, both the principal hereof and interest hereon are payable at the principal office of the Company in Scotsdale, Arizona in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is one of the 9.10% Senior Notes due September 1, 2005 (the "Notes") of the Company in the aggregate principal amount of $15,000,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement, dated as of September 1, 1998 (the "Note Agreement"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other

                                    EXHIBIT A
                               (to note Agreement)

Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

         Capitalized terms used in this Note and not defined have the meaning given thereto in the Note Agreement.

         Pursuant to the provisions of ss.9.1 of the Note Agreement, this Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         This Note and said Note Agreement are governed by and construed in accordance with the laws of the State of Arizona.

                                                Meritage Corporation


                                                By
                                                  ------------------------------
                                                Printed Name:
                                                             -------------------
                                                Its:
                                                    ----------------------------


                   THIS NOTE HAS NOT BEEN REGISTERED  UNDER THE
                   SECURITIES ACT OF 1993, AS AMENDED, OR UNDER
                   THE SECURITIES LAWS OF ANY STATE AND MAY NOT
                   BE  TRANSFERRED  UNLESS SO  REGISTERED OR AN
                   EXEMPTION FROM SUCH REGISTRATION APPLIES.

================================================================================




                               GUARANTY AGREEMENT





                          Dated as of September 1, 1998








                         $15,000,000 9.10% Senior Notes
                              Due September 1, 2005





================================================================================


                                    EXHIBIT B
                               (to Note Agreement)

                               GUARANTY AGREEMENT


To the Holders from time to time
   of the Notes described below.

Ladies and Gentlemen:

         On the date hereof the "PURCHASERS" named in Schedule I to the Note Agreement defined below, are severally purchasing $15,000,000 aggregate principal amount of 9.10% Senior Notes, due September 1, 2005 (the "NOTES") OF Meritage Corporation, a corporation organized under the laws of the State of Maryland (the "COMPANY"), which Notes are issued under and pursuant to the Note Agreement dated as of September 1, 1998 (the "NOTE AGREEMENT"), between the Purchasers named in Schedule I thereto (the "PURCHASERS") and the Company. Pursuant to the provisions of Section 4. 1(d) of the Note Agreement, payment of all amounts in respect of the Notes is to be jointly and severally guaranteed by an unconditional guaranty of those subsidiaries of the Company which are signatories to this Guaranty Agreement. The Purchasers and each and every other holder from lime to time of the Notes are sometimes hereinafter collectively referred to as the "NOTEHOLDERS" and, individually, a "NOTEHOLDER". The signatories to this Guaranty Agreement, Monterey Homes Construction I, Inc., an Arizona corporation, Monterey Homes Arizona I, Inc., an Arizona corporation, Monterey Homes Construction, Inc., an Arizona corporation, Monterey Homes Arizona, Inc., an Arizona corporation, MTH-Texas GP, Inc., an Arizona corporation, MTH-Texas LP, Inc., an Arizona corporation, Legacy/Monterey Homes LP, an Arizona limited partnership, Texas Home Mortgage Corporation, a Texas corporation, Meritage Homes of Northern California, Inc., a California corporation, and EMIC Finance Corporation, an Arizona corporation, are hereinafter collectively referred to as the "GUARANTORS" and, individually, a "GUARANTOR".

         In compliance with the requirements of the Note Agreement and as an inducement to and in consideration of the several purchases by the Purchasers on the date hereof of the Notes, the proceeds of which Notes will be applied to repay debt incurred by the Company, all the proceeds of which debt were used by one or more of the Guarantors for their corporate purposes or by the Company to acquire assets, to finance capital projects and for general corporate purposes and in consideration of the provision by the Company of substantial financial, accounting and other administrative services to each of the Guarantors, each Guarantor does hereby covenant and agree with the Purchasers and with each and every subsequent holder of any of the Notes as follows:

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.


         SECTION 1.1. Each of the representations and warranties set forth in Exhibit C to the Note Agreement is incorporated herein by reference with the same force and effect as if each of such representations and warranties were set forth in this Guaranty Agreement in its entirety.

         SECTION 1.2. In addition to the representations and warranties referred to in Section 1.1 hereof, each Guarantor hereby represents and warrants that:

                  (a) On the Closing Date (as defined in the Note Agreement), and after giving effect to the provisions of Section 4.3 hereof, the fair salable value of the assets of each of the Guarantors will exceed the amount that such Guarantor anticipates will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Guarantor as they mature.

                  (b) On the Closing Date, the assets of each Guarantor do not constitute unreasonably small capital for such Guarantor to carry out its business as now conducted and as proposed to be conducted, including the capital needs of such Guarantor, taking into account the particular capital requirements of the businesses conducted by such Guarantor and projected capital requirements and capital availability thereof.

                  (c) No Guarantor intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Guarantor, and of amounts to be payable on or in respect of debt of such Guarantor). The cash flow of the Company and such Guarantor, after taking into account all anticipated uses of the cash by the Company and such Guarantor, will at all times be sufficient to pay all such amounts on or in respect of debt of the Company or such Guarantor when such amounts are required to be paid.

                  (d) No Guarantor intends or believes that final judgments against any Guarantor in actions for money damages presently pending will be rendered at a dine when, or in an amount such that, any Guarantor will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of each Guarantor after taking into account all other anticipated uses of the cash of such Guarantor (including the payments on or in respect of debt referred to in paragraph (c) of this Section), will at all times be sufficient to pay all such judgments in accordance with their terms.

SECTION 2. GUARANTY.

         SECTION 2.1. Each Guarantor hereby guarantees irrevocably, absolutely, unconditionally, jointly and severally (i) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest on the Notes from time to time outstanding, as and when such payments become due and payable (including interest on overdue payments of principal or interest at the rate set forth in the Notes), (ii) the full and prompt payment of all reasonable attorneys' fees, costs and expenses of collection in reasonable amounts incurred by the holders of such Notes in connection with the enforcement of this Guaranty Agreement,
(iii) the full and prompt performance by the Company of all obligations thereof under the provisions of the Note Agreement, and (iv) if the Guarantors shall fail to make any payment required to be made to any Noteholder under this
Section 2.1 on the date such payment is due hereunder, full and prompt payment of interest on the amount of such payment, at the rate of interest then in effect with respect to overdue payments of principal or interest on the Notes concerned, from the date such payment was required to be made until the same is actually paid by the Guarantors to such Noteholder.

         SECTION 2.2. This is a guaranty of payment and each Guarantor hereby waives any right to require that any action on or in respect of any Note be brought against the Company or any other Guarantor or that resort be had to any direct or indirect security for the Notes or for this guaranty or any other remedy. Any Noteholder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other person and without first resorting to any direct or indirect security for the Notes, or for this guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Noteholder of any direct or indirect security for, or other guaranties of, any indebtedness, liability or obligation of the Company, any other Guarantor or any other person to any Noteholder or by any failure, delay, neglect or omission by any Noteholder to realize upon or protect any such indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken, by any Noteholder.

         SECTION 2.3. Each Guarantor hereby consents and agrees that any Noteholder from time to time, with or without any further notice to or assent from such Guarantor may, without in any manner affecting the liability of such Guarantor, and upon such terms and conditions as such Noteholder may deem advisable: (1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of, any indebtedness, liability or obligation of the Company or of any other person secondarily or otherwise liable for any indebtedness, liability or obligations of the Company on the Notes, or waive any default with respect thereto, or waive, modify, amend or change any provision of any other instruments, and, subject to the provisions of Section 4.1 hereof, this Guaranty Agreement; (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or on behalf of, any Noteholder as direct or indirect security for the payment or performance of any indebtedness, liability or obligation of the Company or of any other person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes; and (3) settle, adjust or compromise any claim of the Company against any other person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes. Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon it, and hereby waives any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that each Guarantor shall at all times be bound by this Guaranty Agreement and remain liable hereunder.

         SECTION 2.4. Each Guarantor hereby waives: (1) notice of acceptance of this Guaranty Agreement by the Noteholders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of the Noteholders upon this Guaranty Agreement (IT being understood that every indebtedness, liability and obligation described in Section 2. 1 hereof shall conclusively be presumed to have been created, contacted or incurred in reliance upon the execution of this Guaranty Agreement); (2) demand of payment by the Noteholders from the Company or any other person indebted in any manner on or for any of the indebtedness, liabilities or obligations hereby guaranteed; and
(3) presentment for payment by the Noteholders or anyother person of the Notes of the Company or any other instrument, protest thereof and notice of its dishonor to any party thereto and to any Guarantor.

         SECTION 2.5. Except as otherwise required by law, each payment by the Guarantors under this Guaranty Agreement shall be made without setoff or counterclaim.

         SECTION 2.6. Each Guarantor hereby waives, and agrees that IT shall not exercise, any rights of subrogation to which it may at any time be entitled by virtue of the performance by such Guarantor of any of the obligations of such Guarantor under this Guaranty Agreement or the Note Agreement until such time as all amounts payable under the Notes and the Note Agreement shall have been duly paid in full.

SECTION 3. CHARACTER OF OBLIGATIONS OF GUARANTORS.

         SECTION 3.1. The liability of each Guarantor under this Guaranty Agreement shall be an absolute, direct, immediate and unconditional guaranty of payment and not of collectibility and said liability shall not terminate until all amounts payable with respect to the Notes and the Note Agreement shall have been paid in full (and said liability shall immediately be reinstated in the event that any such amounts shall, for any reason whatsoever, be required to be returned to the Company or to any Guarantor by the recipient thereof).

         SECTION 3.2. The obligations of each Guarantor under this Guaranty Agreement and the rights of the Noteholders to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

         SECTION 3.3. Without limiting the generality of the foregoing, no obligations of any Guarantor shall be discharged or impaired or otherwise affected by:

               (a) any default, failure or delay, willful or otherwise, in the performance by the Company of any obligations of any kind or character whatsoever of the Company (including, without limitation, the obligations and undertakings of the Company under the Note Agreement);

               (b) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company or any other person or in respect of the property of the Company or any other person or any merger, amalgamation, consolidation, reorganization, dissolution, liquidation or winding up of the Company or any other person, except as specifically consented thereto in writing by the holders of 100% in aggregate principal amount of the outstanding Notes;

               (c) impossibility or illegality of performance on the part of the Company of its obligations under the Notes, the Note Agreement or any other instruments;

               (d) the validity or enforceability of the Notes, the Note Agreement or any other instruments;

               (e) the amendment of, supplement to or waiver of any provision of, the Notes, the Note Agreement or any other instruments;

               (f) in respect of the Company or any other person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other FORCE MAJEURE, whether or not beyond the control of the Company or any other person and whether or not of the kind hereinbefore specified;

               (g) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any person, or any claims, demands, charges or liens of any nature, foreseen or unforeseen, incurred by any person, or against any sums payable under this Guaranty Agreement, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

               (h) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under any instruments; or

               (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the obligations of such Guarantor under this Guaranty Agreement.

         SECTION 3.4. The liability of each Guarantor under this Guaranty Agreement shall be reflected in the financial statements (or the notes thereto) of each Guarantor (to the extent that separate financial statements are prepared for such Guarantor) and in the consolidated financial statements (or the notes thereto) of its Subsidiaries (as defined in the Note Agreement).

SECTION 4. MISCELLANEOUS.

         SECTION 4.1. AMENDMENT AND WAIVER. THIS Guaranty Agreement may be amended and observance of any term of this Guaranty Agreement may be waived with, and only with, the written consent of each Guarantor and the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

         SECTION 4.2. NO WAIVER. No delay or omission on the part of the Noteholders or any Noteholder to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time as often as may be deemed expedient. No waiver, amendment, release or modification of this Guaranty Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing as provided in Section 4.1 hereof. No remedy conferred herein or upon or for the benefit of the Noteholders is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty Agreement or now or hereafter existing at law or in equity. In order to entitle the Noteholders to exercise any remedy reserved to the Noteholders in this Guaranty Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty Agreement should be breached by any Guarantor and thereafter duly waived by the Noteholders, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         SECTION 4.3. GENERAL LIMITATION ON GUARANTY OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 2.1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 2.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Noteholder or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

         SECTION 4.4. NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, or delivered, or sent by overnight courier, if to any Guarantor in care of Meritage Corporation, 6613 Scottsdale Road, Suite 200, Scottsdale, Arizona 85250, Attention: Chief Financial Officer, and if to the Noteholders at their respective addresses as set forth in the records of the Company, or to such other address as any Guarantor or a Noteholder shall have designated by written notice to the Noteholders or the Guarantors, as the case may be.

         SECTION 4.5. SEVERABILITY. All provisions contained in this Guaranty Agreement are severable and the invalidity or unenforceability of any provision shall in no manner affect or impair the validity, legality and enforceability of the remaining provisions contained herein.

         SECTION 4.6. SUCCESSORS AND ASSIGNS. All agreements, covenants, representations and warranties in this Guaranty Agreement shall survive the execution and delivery of the Notes to the original Noteholders and payment therefor and all such agreements, covenants, representations and warranties shall be binding upon the respective successors and assigns of each Guarantor and shall inure to the benefit of the respective successors and assigns of the Noteholders (including each and every transferee and subsequent holder of any Note), whether so expressed or not.

         SECTION 4.7. COUNTERPARTS. This Guaranty Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         SECTION 4.8. HEADINGS. The descriptive headings of the several sections of this Guaranty Agreement are inserted for convenience only and do not constitute a part of this Guaranty Agreement.

         SECTION 4.9. GOVERNING LAW. This Guaranty Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Arizona, including all matters of construction, validity and performance, but without regard to conflicts of laws principles.

         SECTION 4.10. SPECIFIED ENTITIES. Nothing herein will prohibit or prevent the winding up or dissolution of any of Monterey Homes Construction I, Inc., Monterey Homes Arizona I, Inc., and EMIC Finance Corporation (each, a "SPECIFIED ENTITY"). Upon certification by the Company to Noteholders of the dissolution of any Specified Entity, such Specified Entity that has been dissolved will be released from this Guaranty Agreement.

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be dated as of September 1, 1998.


                                          MONTEREY HOMES CONSTRUCTION I, Inc.


                                          By
                                            ------------------------------------
                                            Its
                                               ---------------------------------

                                          MONTEREY HOMES ARIZONA I, INC.


                                          By
                                            ------------------------------------
                                            Its
                                               ---------------------------------


                                          MONTEREY HOMES CONSTRUCTION, INC.


                                          By
                                            ------------------------------------
                                            Its
                                               ---------------------------------


                                          MONTEREY HOMES ARIZONA, INC.


                                          By
                                            ------------------------------------
                                            Its
                                               ---------------------------------


                                          MTH-TEXAS GP, INC.


                                          By
                                            ------------------------------------
                                            Its
                                               ---------------------------------

                                          MTH-TEXAS LP, INC.


                                          By
                                            ------------------------------------
                                            Its
                                               ---------------------------------



                                          LEGACY/MONTEREY HOMES LP
                                          By MTH-Texas GP, Inc., General Partner


                                          By
                                            ------------------------------------
                                            Its
                                               ---------------------------------


                                          TEXAS HOME MORTGAGE CORPORATION


                                          By
                                            ------------------------------------
                                            Its
                                               ---------------------------------


                                          MERITAGE HOMES OF NORTHERN
                                            CALIFORNIA, INC.


                                          By
                                            ------------------------------------
                                            Its
                                               ---------------------------------


                                          EMIC FINANCE CORPORATION


                                          By
                                            ------------------------------------
                                            Its
                                               ---------------------------------

                          REPRESENTATIONS AND WARRANTIES

         The Company and each Guarantor jointly and severally represent and warrant to each Purchaser as follows:

         1. SUBSIDIARIES. Annex A attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

         2.  CORPORATE  ORGANIZATION  AND  AUTHORITY.   The  Company,  and  each
Subsidiary,

            (a) is a corporation or a partnership, as the case may be, duly organized, validly existing and, in the case of a corporation, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be;

            (b) has all requisite power and authority and all licenses and permits necessary in all material respects to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

            (c) is duly licensed or qualified and is in good standing as a foreign corporation or foreign partnership, as the case may be, in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

         3. BUSINESS AND PROPERTY. Such Purchaser has heretofore been furnished with a copy of the Private Placement Memorandum dated June, 1998 (the
"Memorandum") prepared by SBC Warburg Dillon Read Inc. which generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries, provided that the Memorandum does not disclose information concerning the Company's Sterling transaction effected as of July 1, 1998 (the "Sterling Transaction") which information has been provided separately to the Purchasers.

         4. FINANCIAL STATEMENTS. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31 in each of the years 1995 to 1997, both inclusive, and the statements of earnings and stockholders' equity and cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by KPMG Peat Marwick LLP, in the case of the 1996 and 1997 fiscal years, and Ernst & Young LLP in the case of the 1995 fiscal year, have been prepared in accordance with GAAP consistently applied except as therein noted, and present fairly the financial position of the Company and its consolidated subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods. The unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of June 30,

                                   EXHIBIT C
                              (to Note Agreement)

1998, and the unaudited consolidated statements of earnings and cash flows for the six-month period ended on said date prepared by the Company have been prepared in accordance with GAAP for interim financial information consistently applied, and present fairly the financial position of the Company and its consolidated subsidiaries as of such date and the results of results of their operations and changes in their cash flows for such period.

         (b) Since December 31, 1997, there has been no change in the condition, financial or otherwise, of the Company and its consolidated subsidiaries as shown on the consolidated balance sheet as of such date except (i) changes in the ordinary course of business and, (ii) changes disclosed in the Company's Quarterly Reports on Form 10 Q for the quarters ended March 31, 1998 and June 30, 1998 and in the Company's Current Report on Form 8 K dated July 1, 1998, none of which individually or in the aggregate has been materially adverse to the Company or to the Company and its Subsidiaries taken as a whole.

         5. INDEBTEDNESS. Annex B attached hereto correctly describes all Debt and Capitalized Leases of the Company and its Subsidiaries outstanding on the Closing Date.

         6. FULL DISCLOSURE. The financial statements referred to in paragraph 4 hereof, the Agreement, the Memorandum and all other written statement furnished by or on behalf of the Company to such Purchaser in connection with the negotiation of the sale of the Notes, do not, taken in the aggregate, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to such Purchaser in writing which materially affects adversely nor, so far as the Company can now reasonably foresee, will materially affect adversely the business operations or financial condition or prospects of the Company and its Subsidiaries, taken as a whole.

         7. PENDING LITIGATION. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which could reasonably be expected to materially and adversely affect the business operations or financial condition or prospects of the Company or the Company and its Subsidiaries taken as a whole.

         8. TITLE TO PROPERTIES. The Company and each Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreement.

         9. PATENTS AND TRADEMARKS. The Company and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

         10. TRANSACTION IS LEGAL AND AUTHORIZED. (a) The sale of the Notes and compliance by the Company with all of the provisions of the Agreement and the Notes --

            (i) are within the corporate powers of the Company;

            (ii) will not violate any provisions of any law applicable to the Company or any order of any court or governmental authority or agency applicable to the Company and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

            (iii) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreement and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

      (b) The execution and delivery of the Guaranty Agreement and compliance by each Guarantor with all of the provisions of the Guaranty Agreement --

            (i)  are  within  the  corporate  or  partnership   powers  of  such
      Guarantor;

            (ii) will not violate any provisions of any law applicable to such Guarantor or any order of any court or governmental authority or agency applicable to such Guarantor and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of such Guarantor or its limited partnership agreement, as the case may be, or any indenture or other agreement or instrument to which such Guarantor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of such Guarantor; and

            (iii) have been duly authorized by proper corporate or partnership action on the part of such Guarantor (no action by the stockholders of such Guarantor being required by law, by the Articles of Incorporation or By-laws of such Guarantor or otherwise), executed and delivered by such Guarantor and the Guaranty Agreement constitutes the legal, valid and binding obligation, contract and agreement of such Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         11. NO DEFAULTS. No Default or Event of Default has occurred and is continuing. The Company is not in default under any material contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound and the Company is not in default in the payment of principal or interest on any Debt and is not in default under any instrument or instruments or agreements under and subject to which Debt aggregating in excess of $3,000,000 has been issued and no event has occurred and is continuing under the provisions of any such contract, instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         12. GOVERNMENTAL CONSENT. No approval, consent, filing with, or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreement or the Notes or compliance by the Company with any of the provisions of the Agreement or the Notes or in connection with the execution and delivery by any Guarantor of the Guaranty Agreement or compliance by any Guarantor with any provisions of the Guaranty Agreement.

         13. TAXES. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1994 the Federal income tax liability of the Company and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years, and for its current fiscal period.

         14. USE OF PROCEEDS. The net proceeds from the sale of the Notes will be used to refinance existing Indebtedness. None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation U. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

         15. PRIVATE OFFERING. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers and not more than 21 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

         16. ERISA. The consummation of the transactions provided for in the Agreement and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended for which an exemption is not available under Section 3.2 of this Agreement. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan subject to Title IV of ERISA or Multiemployer Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan subject to Title IV of ERISA. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty, other than the payment of benefits in the ordinary course. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Purchasers.

         17. COMPLIANCE WITH LAW. Neither the Company nor any Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in the Agreement or the Notes. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

         18. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company is not in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business operations or financial condition or prospects of the Company and its

Subsidiaries, taken as a whole. The Company does not know of any liability or class of liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.). The Company does not know of any condition or circumstance at any real property owned by or under contract to the Company or any Subsidiary caused by prior land use which poses a risk to the environment or the health or safety of persons, or which is a violation of any environmental law, including but not limited to conditions or circumstances affecting the public water supply, the unauthorized filling of wetlands, or unauthorized landfills or dumps.

         19. COMPANY STATUS. The Company is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an "investment company" under the Investment Company Act of 1940, as amended. The Company is not a "holding company" or a "subsidiary" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                           SUBSIDIARIES OF THE COMPANY

                                                                   PERCENTAGE OF VOTING STOCK
                                             JURISDICTION OF      OR EQUITY INTEREST OWNED BY
           NAME OF                          INCORPORATION OR        COMPANY AND EACH OTHER
          SUBSIDIARY                           FORMATION                  SUBSIDIARY

Monterey Homes Construction I, Inc.1             Arizona                      100%

Monterey Homes Arizona I, Inc.1                  Arizona                      100%

Monterey Homes Construction, Inc.                Arizona                      100%
Monterey Homes Arizona, Inc.                     Arizona                      100%
MTH-Texas GP, Inc.                               Arizona                      100%
MTH-Texas LP, Inc.                               Arizona                      100%
Legacy Monterey Homes L.P.                       Arizona                      1%GP
                                                                             99%LP
Texas Home Mortgage Corporation                   Texas                       100%
Meritage Homes of Northern California, Inc.     California                    100%
EMIC Finance Corporation 1                       Arizona                      100%



----------
1 In process of winding down, will be dissolved within the next year.



                                     ANNEX A
                                 (to Exhibit C)

                         DESCRIPTION OF DEBT AND LEASES


         1. Debt of the Company and its Subsidiaries outstanding on August 31, 1998 is as follows:

                               COMMITMENT BALANCE
                               ------------------
            LENDER             OUTSTANDING BALANCE      DUE DATE              COLLATERAL
Norwest/Bank One                                        12/18/1998     Substantially all housing
Revolving Construction          $30,000,000                            inventory in Arizona
Facility                        $18,013,079

Norwest/Bank One                $20,000,000 Guidance    Various        Various finished lots and
A&D Guidance Facility           $ 4,135,429                            lots under development
                                                                       in Arizona

Guaranty Federal                $50,000,000            7/31/1999        Substantially all housing
Revolving Construction          $15,667,231                             inventory in Texas
Facility

ComPAS Bank                     $ 1,060,000            4/30/2000        91 Finished Lots in
                                $ 1,060,000                             Brighton Subdivision

ComPAS Bank                     $ 3,480,000            7/13/2000        188 lots under
                                $ 1,543,000                             development in Legends
                                                                        Crest Subdivision

Chase Automotive                $    44,066            9/04/2001        1997 Jaguar
                                $    44,066

Senior Subordinated Notes       $ 4,700,000           10/15/2001        None-Unsecured
                                $ 4,700,000

Guaranty of Bank of the West    $ 3,038,410           11/20/1998        Livermore Venture
  Debt of Livermore Venture     $ 1,202,857                             Leasing and Lot
                                                                        Inventory


2. Capitalized Leases of the Company and its Subsidiaries outstanding on August 31, 1998 are as follows:

         None

                                     ANNEX B
                                 (to Exhibit C)

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by ss.4.1 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

         1. The Company is a corporation, validly existing and in good standing under the laws of the State of Maryland and has the corporate power and the corporate authority to execute and deliver the Note Agreement and to issue the Notes.

         2. The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinion of Snell & Wilmer LLP is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Department of Assessments and Taxation of the State of Maryland and the By-laws of the Company. As to matters of Arizona law, Chapman and Cutler may rely on the opinion of Snell & Wilmer LLP.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.

            DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE COMPANY

         The closing opinion of Snell & Wilmer LLP, counsel for the Company, which is called for by ss.4.1 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

         1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Maryland, has the corporate power and the corporate authority to execute and perform the Note Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

         2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

         3. The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         4. The Guaranty Agreement by each Guarantor has been duly authorized by all necessary corporate action on the part of such Guarantor, has been duly executed and delivered by such Guarantor and constitutes the legal, valid and binding contract of such Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         5. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         6. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreement, the Notes or any Guaranty Agreement.

         7. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel after due inquiry to which the Company is a party or by which the Company may be bound.

         8. The execution, delivery and performance by each Guarantor of its Guaranty Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of such Guarantor pursuant to the provisions of the Articles of Incorporation or By-laws of such Guarantor or any agreement or other instrument known to such counsel after due inquiry to which such Guarantor is a party or by which such Guarantor may be bound.

         9. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Snell & Wilmer LLP shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company. The opinion of Snell & Wilmer LLP may be given in reliance on an opinion of special Maryland counsel to the Company as to matters of Maryland law, addressed to the Purchasers, provided that such special Maryland counsel shall be satisfactory to the Purchasers and that Snell & Wilmer LLP shall state in their opinion that the opinion of such special Maryland counsel is satisfactory to Snell & Wilmer LLP in scope and form and that in their opinion they and the Purchasers are justified in relying thereon.

               DESCRIPTION OF CLOSING OPINION OF SPECIAL MARYLAND
                             COUNSEL TO THE COMPANY

         The closing opinion of Venable, Baetjer, Howard & Civiletti, LP, special Maryland counsel for the Company, which is called for by ss.4.1 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

         1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Maryland, has the corporate power and the corporate authority to execute and perform the Note Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged.

         2. The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), except as enforceability may be limited (a) by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws affecting the rights of creditors generally; (b) by the exercise of judicial discretion in accordance with general principles of equity (regardless of whether the exercise of such discretion in accordance with such principles is considered in equity or at law); or (c) to the extent that remedies are sought with respect to a breach that a court concludes is note material or does not adversely affect the party seeking enforcement.

         3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited (a) by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws affecting the rights of creditors generally; (b) by the exercise of judicial discretion in accordance with general principles of equity (regardless of whether the exercise of such discretion in accordance with such principles is considered in equity or at law); or (c) to the extent that remedies are sought with respect to a breach that a court concludes is note material or does not adversely affect the party seeking enforcement.

         4. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreement do not conflict with or result in any breach of any of the provisions of the Articles of Incorporation or By-laws of the Company.

         The opinion of Venable, Baetjer, Howard & Civiletti, LP shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

               SUBORDINATION PROVISIONS APPLICABLE TO CONVERTIBLE
                             SUBORDINATED DEBENTURES

         The indebtedness evidenced by the Convertible Subordinated Debentures* and any renewals or extensions thereof, shall at all times be wholly subordinate and junior in right of payment to any and all indebtedness of the Company [here insert description of indebtedness to which Convertible Subordinated Debentures are subordinated which in all events must include the Notes] (herein called "Superior Indebtedness"), in the manner and with the force and effect hereafter set forth:

         (1) No Payment on Convertible Subordinated Debentures in Certain Circumstances.. Upon the maturity of any Superior Indebtedness by lapse of time, acceleration or otherwise, unless and until all principal thereof, premium, if any, interest thereon and other amounts due thereon shall first be paid in full, no payment shall be made by or on behalf of the Company with respect to the principal of, premium, if any, or interest on the Convertible Subordinated Debentures.

         Upon the happening of any default in the payment of any principal of or interest on or other amounts due on any Superior Indebtedness ("Payment Default"), then, unless and until such default shall have been cured or waived or have ceased to exist, no payment shall be made by or on behalf of the Company with respect to the principal of premium, if any, or interest on the Convertible Subordinated Debentures. Upon the happening of any default or event of default (other than a Payment Default) (including any event which with the giving of notice or the lapse of time or both would become an event of default and including any default or event of default which would result upon any payment with respect to the Convertible Subordinated Debentures) with respect to any Superior Indebtedness, as such default or event of default is defined therein or in the instrument or agreement or other document under which it is outstanding, then upon written notice thereof given to the Company by a holder or holders of any Superior Indebtedness ("Payment Notice") and for the period of 179 days following the delivery of such Payment Notice ("Payment Blockage Period") unless and until such event of default has been cured or waived or has ceased to exist or the Company receives notice from the holder or holders of the relevant Superior Indebtedness (or a representative) terminating the Payment Blockage Period, then (i) no payment of or with respect to the principal of or interest on the Convertible Subordinated Debentures (including any payment or distribution that may be payable or deliverable to holders of the Convertible
Subordinated Debentures by reason of the payment of any other debt of the Company subordinated to the payment of the Convertible Subordinated Debentures) shall be made directly or indirectly by or on behalf of the Company and (ii) no direct or indirect payment shall be made by or on behalf of the Company with respect to any repurchase, redemption or other retirement of any of the Convertible Subordinated Debentures for cash or property or otherwise. At the expiration of such Payment Blockage Period, the Company shall promptly pay to the holder or holders of the Convertible Subordinated Debentures all sums due and not paid during such Payment Blockage Period as a result thereof.


* Or notes or other designation as may be appropriate.

Only one such Blockage Period may be commenced within any 360 consecutive days. For purposes of such provision, no event of default which existed or was continuing on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Payment Blockage Period by the holder or holders of such Superior Indebtedness (or a representative of such holder or holders) unless such event of default is cured or waived or has ceased to exist for a period of not less than 90 consecutive days.

         In furtherance of the provisions of Section (1), in the event that, notwithstanding the foregoing provisions of this Section, any payment with respect to the principal of or interest on the Convertible Subordinated Debentures shall be made by or on behalf of the Company, and received by the holders of the Convertible Subordinated Debentures, at a time when such payment was prohibited by the provisions of this Section (1), then, unless and until such payment is no longer prohibited by this Section (1), such payment shall be received and held in trust by the holders of the Convertible Subordinated Debentures for the benefit of and shall be immediately paid over to the holders of Superior Indebtedness ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Superior Indebtedness held or represented by each, for application to the payment of all Superior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Superior Indebtedness.

         The provisions of this Section shall not modify or limit in any way the application of the following Section.

         (2) Convertible Subordinated Debentures Subordinated to Prior Payment of All Superior Indebtedness on Dissolution, Liquidation or Reorganization of the Company. In the event of any insolvency or liquidation proceeding with respect to the Company, all amounts payable in respect of any Superior Indebtedness shall first be paid in full before the holders of the Convertible Subordinated Debentures are entitled to receive any direct or indirect payment or distribution of any cash, property or securities on account of principal of or interest on the Convertible Subordinated Debentures or any other payment with respect to the Convertible Subordinated Debentures.

         The holders of Superior Indebtedness shall be entitled to receive directly, for application to the payment of Superior Indebtedness (to the extent necessary to pay in full all Superior Indebtedness, whether or not due, including specifically, without limitation, all post commencement interest, whether or not allowed as a claim in such insolvency or liquidation proceeding, after giving effect to any substantially concurrent payment or distribution to the holders of Superior Indebtedness on account of Superior Indebtedness), any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Convertible Subordinated Debentures which may be payable or deliverable in respect of the Convertible Subordinated Debentures in any such insolvency or liquidation proceeding.

         In the event that, notwithstanding the foregoing provisions of this Section (2), the holders of the Convertible Subordinated Debentures shall have received any payment from or distribution of assets of the Company or the estate created by the commencement of any such insolvency or liquidation proceeding, of any kind or character in respect of the Convertible Subordinated Debentures, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reasons of the payment of any other indebtedness of the Company being subordinated to the payment of the Convertible Subordinated Debentures, before all Superior Indebtedness (whether or not due, including specifically, without limitation, all post-commencement interest, whether or not allowed as a claim in such insolvency or liquidation proceeding) is paid in full, then and in such event such payment or distribution shall be received and held in trust by the holders of the Convertible Subordinated Debentures for and shall be paid over to the holder or holders of Superior Indebtedness (to the extent necessary to pay in full all such Superior Indebtedness, whether or not due, including specifically, without limitation, all post commencement interest thereon, whether or not allowed as a claim in such insolvency or liquidation proceeding), after giving effect to any substantially concurrent payment or distribution to the holders of Superior Indebtedness on account of Superior Indebtedness, for application to the payment in full of such Superior Indebtedness.

         The Company shall give prompt written notice to the holder or holders of Superior Indebtedness of any insolvency or liquidation proceeding with respect to it.

         (3) Holders of Convertible Subordinated Debentures To Be Subrogated to Rights of Holders of Superior Indebtedness. After all amounts payable under or in respect of Superior Indebtedness (whether or not due) are paid in full, the holders of Convertible Subordinated Debentures shall be subrogated (without any duty on the part of the holders of Superior Indebtedness to warrant, create, effectuate, preserve or protect such subrogation), to the extent of the payments or distributions made to the holders of Superior Indebtedness pursuant to these provisions (equally and ratably with the holders of all other indebtedness of the Company which by its express terms is subordinate and subject in right of payment to Superior Indebtedness to substantially the same extent as the Convertible Subordinated Debentures are so subordinate and subject in right of payment and which is entitled to like rights and subrogation), to the rights of the holders of Superior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Superior Indebtedness, until the principal of and interest on the Convertible Subordinated Debentures shall be paid in full. For the purpose of such subrogation no such payments or distributions to the holders of Superior Indebtedness by or on behalf of the Company, or by or on behalf of the holders of Convertible Subordinated Debentures by virtue of these provisions, which otherwise would have been made to the holders of Convertible Subordinated Debentures shall, as between the Company and the holders of Convertible Subordinated Debentures, be deemed to be payment by the Company to or on account of the Superior Indebtedness, it being understood that these provisions are and are intended solely for the purpose of defining the relative rights of the holders of the Convertible Subordinated Debentures, on the one hand, and the holders of Superior Indebtedness, on the other hand.

         (4) Obligations of the Company Unconditional. Nothing contained in any agreement or in any Convertible Subordinated Debenture is intended to or shall impair, by and among the Company and the holders of Convertible Subordinated Debentures, the obligations of the Company, which are absolute and unconditional, to pay to the holders of Convertible Subordinated Debentures the principal of and interest on the Convertible Subordinated Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of Convertible Subordinated Debentures and creditors of the Company, other than the holders of the Superior Indebtedness. Upon any distribution of assets of the Company referred to in these provisions, the holders of Convertible Subordinated Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such insolvency or liquidation proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the holders of Convertible Subordinated Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Superior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

         (5) Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Superior Indebtedness. No right of any present or future holder of any Superior Indebtedness to enforce these subordination provisions shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of these provisions, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Superior Indebtedness may extend, renew, modify or amend the terms of the Superior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the holders of the Convertible Subordinated Debentures.

         (6) No Prevention of Events of Default. The failure to make a payment of principal of or interest on the Convertible Subordinated Debentures by reason of these provisions shall not be construed as preventing the occurrence of a Default or an Event of Default. The holders of the Convertible Subordinated Debentures shall not be entitled to exercise any remedies (including acceleration of the Convertible Subordinated Debentures or the filing or participating in the filing of any legal proceedings against the Company) for a period of 60 days after each Payment Notice.

         (7) Payment. A payment with respect to a Convertible Subordinated Debenture or with respect to principal of or interest on a Convertible Subordinated Debenture shall include, without limitation, payment of principal of (and premium, if any) and interest on any Convertible Subordinated Debenture, any depositing of funds, any payment on account of any mandatory or optional repurchase or redemption of any Convertible Subordinated Debenture and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Convertible Subordinated Debenture, provided that any such payment, deposit, other payment or recovery (i) not prohibited pursuant to these provisions at the time actually made shall not be subject to any recovery by any holder of Superior Indebtedness or other Person pursuant to these provisions at any time thereafter and (ii) made by or from any person other than the Company shall not be subject to any recovery by any holder of Superior Indebtedness or other Person pursuant to these provisions at any time thereafter except to the extent such Person recovers any such amount paid from the Company, whether pursuant to rights of indemnity, rescission or otherwise.